EXHIBIT 99.1

Sun American Bancorp Reports Second Quarter 2009 Results

BOCA RATON, Fla., July 23, 2009 (GLOBE NEWSWIRE) -- Sun American Bancorp ("Sun American") (Nasdaq:SAMB), the bank holding company for Sun American Bank, today reported a net loss of $16.0 million or $1.45 per diluted share, in the second quarter of 2009, compared to a net loss of $2.5 million, or $0.24 per diluted share, in the second quarter of 2008. For the six months ended June 30, 2009, the net loss was $21.4 million or $2.01 per diluted share, compared to net income of $2.5 million or $0.24 per diluted share for the six months ended June 30, 2008.

Results for the second quarter of 2009 included a provision for loan losses of $13.8 million which resulted from a recent federal regulatory examination that required a change to our methodology in determining our accounting estimate for allowance for loan losses. The primary change to the methodology was to shorten the measurement period used in determination of the historic loss component of the FASB Statement No. 5, Accounting for Contingencies, loan pool calculation from three years to eighteen months. The impact of this change was to increase the reported allowance for loan losses by approximately $6.2 million in the second quarter of 2009 from the amount that would have been reported under the previous methodology. This change in accounting estimate was applied prospectively in accordance with FASB Statement No. 154, Accounting Changes and Error Corrections. The remaining $7.6 million of loan loss provisions was due to specific reserves required on collateral deficient loans.

Unaudited Financial Highlights -

 -- Total assets decreased by $7.6 million or 1.3% from year end.
 -- Cash balances increased by $18.5 million or 112% from year end.
 -- Net loans decreased by $27 million or 5.8% from year end.
 -- Total deposits increased by $15.7 million or 3.5% from year end.
 -- Core (non-CD) customer deposits increased by $88 million or 61%
    from year end.
 -- Non-performing assets increased to $62.7 million or 10.8% of assets from $49.9 million or 8.3% at March 31, 2009 and
    increased from $29.8 million or 5.1% of assets at year end.
 -- Net interest margin ("NIM") was 2.21% for the first six months of
    2009. This compared to NIM of 2.03% for the first quarter of 2009 and compared to 3.44% for all of 2008.
 -- Average cost of funds decreased to 3.22% for the six months ended
    June 30, 2009 compared to 3.59% for 2008.
 -- Tangible common equity as a percentage of tangible assets of 3.6% at
    June 30, 2008.
 -- Provision for loan loss for the six months ended June 30, 2009 was
    $16.6 million.
 -- Net loss for the six months ended June 30, 2009 was $21.4 million.
 -- Bank total capital ratio was 7.52% at June 30, 2009 and compared to 10.98% at December 31, 2008.

Operating Results

"The challenges that face Sun American Bank and the South Florida banking industry continued during the second quarter of 2009," said Chief Executive Officer and Chairman Michael E. Golden. "Sun American Bank continues to deal with borrowers' delinquencies and the continuing drop in the value of commercial real-estate values.

"Our deposit base remains strong and has grown during the first half of 2009 by $15.7 million or 3.5%. Our core deposits increased by 61% or $88 million since December 31, 2008. Our cash balances also increased $18.5 million or 112% from the end of 2008. The average cost of funds decreased and we believe will continue to decrease going forward. Management continues its focus on selling off the non performing loans and in general is working with our borrowers in order to mitigate their financial burdens. We continue to focus on raising capital through all means available to us including through our investment Banking firm Keefe, Bruyette & Woods, Inc."

Unaudited Operating Results

Sun American Bancorp's quarterly net interest income was $3.0 million compared to $2.7 million in the first quarter of 2009 and compared to $5.0 million for the three months ended June 30, 2008. The decrease from one year ago reflected the impacts of a smaller loan portfolio, interest income reversals on non-accruing loans and reduced loan yields. The modest increase from the first quarter of 2009 was primarily due to reduced interest income reversals on non-accruing loans experienced in the second quarter.

The NIM for the six months ended June 30, 2009 was 2.21%. This compared to a NIM of 2.03% for the three months ended March 31, 2009 and compared to 3.44% for the 2008 fiscal year.

For the second quarter of 2009, Sun American recorded $13.8 million in provision for loan losses in response to a change to our methodology in determining our accounting estimate for allowance for loan losses and due to higher levels of non-performing assets associated with collateral dependent commercial real estate loans. The impact of the change of accounting estimate was to increase the loan loss provision for the second quarter of 2009 by $6.2 million of the $13.8 million increase. The comparative provision for loan loss for the three months ended March 31, 2009 was $2.8 million and for the three months ended June 30, 2008 was $4.0 million.

Operating expenses decreased to $5.5 million for the second quarter of 2009 compared to $5.6 million in the first quarter of 2009. Operating expenses increased by $256,000 from $5.3 million in the second quarter of 2008. This increase in expenses was due to increases of FDIC insurance of $665,000 and due to increases of loan administration expenses for delinquent loans of $396,000 compared to the second quarter of 2008.

Unaudited Balance Sheet Activity

Sun American ended the second quarter of 2009 with assets of $582.4 million at June 30, 2009, down by $7.6 million or 1.3% from $590 million at December 31, 2008. The decrease in asset levels was primarily due to a $27 million decrease in net loans and offset by a $18.5 million increase in cash liquidity in the first half of 2009.

Net loans declined to $439.0 million at June 30, 2009, a decrease of 5.8% from $466.0 million at December 31, 2008. Total non-performing assets were $62.7 million at June 30, 2009, compared to $49.9 million at March 31, 2009 and compared to $29.8 million at December 31, 2008. The ratio of non-performing assets as a percentage of total assets was 10.8% at June 30, 2009 compared to 8.3% at March 31, 2009 and compared to 5.1% at December 31, 2008.

The total allowance for loan losses was $14.8 million at June 30, 2009. This compared to $6.6 million at December 31, 2008. The allowance for loan losses as a percentage of the total loan portfolio was 3.27% at June 30, 2009, compared to 1.39% at December 31, 2008. The significant increase in the allowance for loan losses in the first half of 2009 was due to a recent federal regulatory examination that required a change to our methodology in determining our accounting estimate for allowance for loan losses which resulted in an increased allowance for loan losses of $6.2 million in the second quarter of 2009.

Total deposits of $459.2 million at June 30, 2009 had increased by $15.7 million or 3.5% from year end 2008.

Stockholders' equity decreased 50% to $20.9 million at June 30, 2009 compared to $41.8 million at December 31, 2008. The $20.8 million decrease in equity was primarily due to a net loss in the first six months of 2009 of $21.4 million.

Mr. Golden further commented that "Capital preservation and accumulation remains the primary focus of the Company during this difficult economic environment."

About Sun American Bancorp

Based in Boca Raton, Florida, Sun American Bancorp is the single-bank holding company of Sun American Bank, a state-chartered, federal member bank engaged in a general commercial and consumer banking business. Sun American Bank operates 13 offices in Miami, Broward, Palm Beach and Martin Counties in Southeast Florida. For additional information, please visit our website at www.sunamericanbank.com.

The Sun American Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3685

Except for historical information containing herein, the matters set forth in this news release are "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. Although Sun American Bancorp believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Sun American Bancorp's expectations. Factors that could contribute to such differences include those identified in Sun American Bancorp's Form 10-K for the year-ended December 31, 2008, and those described from time to time in Sun American's other filings with the Securities and Exchange Commission, news releases and other communications.

                         SUN AMERICAN BANCORP
                     CONSOLIDATED BALANCE SHEETS

                                              June 30,    December 31,
                                                2009          2008
                                            ------------  ------------
                                             (Unaudited)

 Cash and due from financial institutions   $ 35,098,832  $  5,371,609
                                            ------------  ------------
 Fed funds sold                                       --    11,189,000
                                            ------------  ------------
   Total cash and cash equivalents            35,098,832    16,560,609
 Securities available for sale                39,460,847    30,285,750
 Securities held to maturity (fair value
  2009 - $46,004,111, 2008 - $54,170,963)     45,538,709    52,752,317
 Loans, net of allowance for loan losses
  of $14,827,197 in 2009 and $6,562,780 in
  2008                                       439,050,850   466,017,871
 Federal Reserve Bank stock                    1,503,100     3,018,150
 Federal Home Loan Bank stock                  4,011,200     3,740,600
 Accrued interest receivable                   2,243,315     2,656,414
 Premises and equipment, net                   9,357,810     9,991,118
 Other assets                                  6,149,726     4,963,019
                                            ------------  ------------
 TOTAL ASSETS                               $582,414,389  $589,985,848
                                            ============  ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Deposits
   Non-interest bearing                     $ 46,985,709  $ 43,116,630
   Interest bearing                          412,207,335   400,371,612
                                            ------------  ------------
     Total deposits                          459,193,044   443,488,242
 Securities sold under agreements to
  repurchase                                  32,915,805    35,916,707
 Federal Home Loan Bank advances              58,000,000    58,000,000
 Notes payable                                 7,678,871     7,528,871
 Accrued expenses and other liabilities        3,692,828     3,268,828
                                            ------------  ------------
     Total liabilities                       561,480,548   548,202,647

 Shareholders' equity
   Preferred Stock, $.01 par value;
    5,000,000 shares authorized; Series A -
    None issued and outstanding at June 30,
    2009; 93,750 issued and outstanding at
    December 31, 2008                                 --       375,000
   Common stock, $.025 par value; 40,000,000
    shares authorized; 11,291,299 shares
    issued and outstanding at June 30, 2009;
    10,934,944 shares issued and 10,230,466
    shares outstanding at December 31, 2008      282,282       273,374
   Additional paid-in capital                104,249,657   106,864,390
   Accumulated deficit                       (82,908,472)  (61,517,170)
   Treasury stock at cost, No shares at
    June 30, 2009; 704,478 shares at
    December 31, 2008                                 --    (3,574,046)
   Accumulated other comprehensive loss         (697,601)     (652,198)
                                            ------------  ------------
   Equity attributable to shareholders of
    Sun American Bancorp                      20,925,866    41,769,350
   Equity attributable to noncontrolling
    interests                                      7,975        13,851
                                            ------------  ------------
 Total Shareholders' equity                   20,933,841    41,783,201
                                            ------------  ------------

 TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                    $582,414,389  $589,985,848
                                            ============  ============

                         SUN AMERICAN BANCORP
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Six Months Ended
                                            --------------------------
                                              June 30,      June 30,
                                                2009          2008
                                            ------------  ------------
                                             (Unaudited)   (Unaudited)

 Interest and dividend income:
   Loans, including fees                    $ 11,575,362  $ 16,062,084
   Securities                                  2,213,961     2,061,849
   Cash on deposit                                28,019        98,741
                                            ------------  ------------
                                              13,817,342    18,222,674
 Interest expense:
   Deposits                                    6,521,966     6,810,371
   Federal Home Loan Bank advances               967,394     1,159,090
   Other                                         672,359       466,275
                                            ------------  ------------
                                               8,161,719     8,435,736
                                            ------------  ------------

 Net interest income before provision for
  loan losses                                  5,655,623     9,786,938
 Provision for loan losses                    16,603,200     3,999,204
                                            ------------  ------------

 Net interest (loss) income after provision
  for loan losses                            (10,947,577)    5,787,734

 Non-interest income:
   Service charges on deposit accounts           707,278       834,655
   Other income                                   28,410       161,142
   Net losses on sales of securities              (4,245)           --
                                            ------------  ------------
                                                 731,443       995,797

 Non-interest expenses:
   Salaries and employee benefits              4,433,701     4,889,743
   Occupancy and equipment                     2,559,879     2,710,833
   Data and item processing                      328,545       486,218
   Professional fees                             704,411       494,271
   FDIC and other insurance                    1,366,520       304,240
   Loan administration                           763,111        98,140
   Amortization of intangible assets                  --       412,220
   Other                                       1,024,017     1,153,422
                                            ------------  ------------
                                              11,180,184    10,549,087
                                            ------------  ------------

 Loss before income taxes                    (21,396,318)   (3,765,556)
                                            ------------  ------------
 Income tax benefit                                   --    (1,304,934)
                                            ------------  ------------
 Consolidated net loss                       (21,396,318)   (2,460,178)

 Less: loss attributable to noncontrolling
  interests                                       (5,016)         (444)
                                            ------------  ------------

 Net loss attributable to shareholders of
  Sun American Bancorp                      $(21,391,302) $ (2,459,734)
                                            ============  ============

 Basic and diluted net loss per share       $      (2.01) $      (0.24)
                                            ============  ============
 Weighted average number of common shares,
  basic and diluted                           10,635,438    10,369,412
                                            ============  ============

                         SUN AMERICAN BANCORP
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Three Months Ended
                                            --------------------------
                                              June 30,      June 30,
                                                2009          2008
                                            ------------  ------------
                                             (Unaudited)   (Unaudited)

 Interest and dividend income:
   Loans, including fees                    $  5,711,334  $  7,865,177
   Securities                                  1,123,413     1,120,668
   Cash on deposit                                15,711        35,935
                                            ------------  ------------
                                               6,850,458     9,021,780
 Interest expense:
   Deposits                                    3,054,497     3,197,377
   Federal Home Loan Bank advances               481,735       454,886
   Other                                         334,566       339,352
                                            ------------  ------------
                                               3,870,798     3,991,615
                                            ------------  ------------

 Net interest income before provision for
  loan losses                                  2,979,660     5,030,165
 Provision for loan losses                    13,841,800     4,047,604
                                            ------------  ------------

 Net interest (loss) income after provision
  for loan losses                            (10,862,140)      982,561

 Non-interest income:
   Service charges on deposit accounts           326,694       418,544
   Other income                                   14,353         8,127
                                            ------------  ------------
                                                 341,047       426,671

 Non-interest expenses:
   Salaries and employee benefits              2,186,199     2,430,984
   Occupancy and equipment                     1,257,766     1,350,078
   Data and item processing                      155,694       258,330
   Professional fees                             373,343       254,587
   FDIC and other insurance                      812,004       146,790
   Loan administration                           446,031        50,217
   Amortization of intangible assets                  --       193,906
   Other                                         301,496       592,105
                                            ------------  ------------
                                               5,532,533     5,276,997
                                            ------------  ------------

 Loss before income taxes                    (16,053,626)   (3,867,765)
                                            ------------  ------------
 Income tax benefit                                   --    (1,401,681)
                                            ------------  ------------
 Consolidated net loss                       (16,053,626)   (2,465,543)

 Less: loss attributable to noncontrolling
  interests                                       (3,810)         (541)
                                            ------------  ------------

 Net loss attributable to shareholders of
  Sun American Bancorp                      $(16,049,816) $ (2,465,002)
                                            ============  ============

 Basic and diluted net loss per share       $      (1.45) $      (0.24)
                                            ============  ============
 Weighted average number of common shares,
  basic and diluted                           11,035,960    10,276,390
                                            ============  ============

CONTACT:  Sun American Bancorp
          Michael E. Golden, President, Chairman and CEO
          Robert Nichols, CFO
          (561) 544-1908